SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 9, 2004

                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


        DELAWARE                     1-4717                     44-0663509
    (State or other          (Commission file number)         (IRS Employer
    jurisdiction of                                       Identification Number)
     incorporation)


                427 West 12th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                (816) 983 - 1303


                                 Not Applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 9, 2004, Kansas City Southern ("KCS" or "the Company") announced that Gerald K. Davies, Executive Vice President and Chief Operating Officer of KCS, will retire from the Company at the end of 2004. It is planned that Mr. Davies will continue with KCS after his retirement on a consulting basis to support the Company's efforts to acquire full ownership of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. and, subject to approval of the Surface Transportation Board of KCS's control of the Texas Mexican Railway Company ("Tex-Mex"), to help facilitate the integration of Tex-Mex with The Kansas City Southern Railway Company. KCS is currently in the process of searching for a senior executive candidate to manage all of its U.S. rail operations. For further information, see the press release dated November 9, 2004 attached hereto as Exhibit 99.1.


Item 9.01.       Financial Statements and Exhibits

(c) Exhibits

    Exhibit No.                  Document
    (99)                         Additional Exhibits

    99.1                         Press release dated November 9, 2004.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Kansas City Southern

Date: November 9, 2004           By:           /s/ James S. Brook
                                    -------------------------------------------
                                                 James S. Brook
                                         Vice President and Comptroller
                                         (Principal Accounting Officer)

     Date:        November 9, 2004

     Media Contact: Doniele Kane, 816-983-1372 or doniele.c.kane@kcsr.com

       KCS Announces Planned Retirement of Executive Vice President and Chief Operating Officer

         Kansas City Southern (KCS or the Company) (NYSE: KSU) today announced that executive vice president and chief operating officer Gerald K. Davies will retire from the Company at the end of 2004. It is planned that Mr. Davies will continue with KCS after his retirement on a consulting basis to support the Company's efforts to acquire full ownership of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM). Also, subject to the approval of the U.S. Surface Transportation Board of KCS' control of the Texas Mexican Railway, Mr. Davies will also help facilitate the seamless integration of that property with Kansas City Southern Railway.

         Mr. Davies commented, "I have been planning my retirement for a considerable period of time and I appreciate the support KCS has given me during this process. I am pleased with the progress made by KCS during my time here and I am confident that the Company will soon achieve its goal of creating a powerful NAFTA rail franchise. I very much look forward to my continued association with the KCS."

         Mr. Davies' transportation career began in 1970 with the United States Department of Transportation. From there he went on to hold various marketing, operating and finance positions within the railroad industry, including vice president of marketing at CSXT, senior vice president of marketing at Burlington Northern, and senior vice president marketing of Canadian National. He joined KCS in 1999.

         KCS chairman, president and chief executive officer Michael R. Haverty stated, "Gerald has been a great asset to the Company. During his tenure, he has played an important role in KCS growing its U.S. revenues while also significantly increasing freight traffic between the U.S. and Mexico. He has been equally effective in his role as top operating officer as evidenced by the steady improvement in the Company's key operating metrics to a point where we now rank among the industry's best run railroads. We look forward to working with Gerald on the completion of our NAFTA rail strategy."

         KCS is currently in the process of searching for a senior executive candidate to manage all U.S. rail operations and expects to have the position filled around year's end.

         KCS is comprised of, among others, The Kansas City Southern Railway Company (KCSR), and equity investments in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), Southern Capital Corporation (Southern Capital), and Panama Canal Railway Company (PCRC).